Exhibit 99.2

ALEXANDER & BALDWIN, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The following unaudited pro forma financial information of Alexander & Baldwin, Inc. (the "Company") is based on the historical financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition of the Properties had occurred on December 31, 2017. The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2017 has been prepared as if the acquisition of the Properties had occurred on January 1, 2017.
Such unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Properties had been completed on the dates indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period. The pro forma condensed consolidated statement of operations of the Company has been adjusted to include the acquisition of the Properties. In addition, the pro forma condensed consolidated statement of operations is based upon pro forma allocations of the purchase price of the Properties using preliminary estimates of fair value of the assets acquired and liabilities assumed in connection with the acquisition. Initial allocation may be adjusted in the future upon finalization of these preliminary estimates. Management believes all material adjustments necessary to reflect the effect of the acquisition have been made to the unaudited pro forma financial information.

ALEXANDER & BALDWIN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2017
(In millions; unaudited)

	A&B Historical (A)	Acquisition of the TRC Portfolio (B)	A&B Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$68.9	$(68.9)	$—
Accounts receivable, net	34.1	—	34.1
Contracts retention	13.2	—	13.2
Costs and estimated earnings in excess of billings on uncompleted contracts	20.2	—	20.2
Inventories	31.9	—	31.9
Real estate held for sale	67.4	—	67.4
Income tax receivable	27.7	—	27.7
Prepaid expenses and other assets	11.4	—	11.4
Total current assets	274.8	(68.9)	205.9
Investments in Affiliates	401.7	—	401.7
Real Estate Developments	151.0	—	151.0
Property – Net	1,147.5	218.3	1,365.8
Intangible Assets – Net	46.9	38.1	85.0
Deferred Tax Asset	16.5	—	16.5
Goodwill	102.3	—	102.3
Restricted Cash	34.3	(34.3)	—
Other Assets	56.2	—	56.2
Total assets	$2,231.2	153.2	$2,384.4

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$46.0	—	$46.0
Accounts payable	43.3	—	43.3
Billings in excess of costs and estimated earnings on uncompleted contracts	5.7	—	5.7
Accrued interest	6.5	—	6.5
Deferred revenue	0.9	—	0.9
Indemnity holdback related to Grace acquisition	9.3	—	9.3
HC&S cessation-related liabilities	4.6	—	4.6
Accrued dividends	783.0	—	783.0
Accrued and other liabilities	27.5	—	27.5
Total current liabilities	926.8	—	926.8
Long-term Liabilities:
Long-term debt	585.2	150.9	736.1
Deferred income taxes	—	—	—
Accrued pension and post-retirement benefits	19.9	—	19.9
Other non-current liabilities	40.2	2.3	42.5
Total long-term liabilities	645.3	153.2	798.5
Total liabilities	1,572.1	153.2	1,725.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	8.0	—	8.0
Equity:
Common stock - no par value; authorized, 150 million shares; outstanding, 49.3 million shares at December 31, 2017	1,161.7	—	1,161.7
Accumulated other comprehensive loss	(42.3)	—	(42.3)
Distributions in excess of accumulated earnings	(473.0)	—	(473.0)
Total A&B shareholders' equity	646.4	—	646.4
Noncontrolling interest	4.7	—	4.7
Total equity	651.1	—	651.1
Total liabilities and equity	$2,231.2	153.2	$2,384.4
See accompanying notes to pro forma financial information

ALEXANDER & BALDWIN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(In millions, except per share amounts; unaudited)

	A&B Historical (A)	Acquisition of the TRC Portfolio (B)	A&B Pro Forma
Operating Revenue:
Commercial Real Estate	$136.9	$13.5	$150.4
Land Operations	84.5	—	84.5
Materials & Construction	204.1	—	204.1
Total operating revenue	425.5	13.5	439.0
Operating Costs and Expenses:
Cost of Commercial Real Estate	75.5	11.7	87.2
Cost of Land Operations	60.4	—	60.4
Cost of Materials & Construction	166.1	—	166.1
Selling, general and administrative	66.4	—	66.4
REIT evaluation/conversion costs	15.2	—	15.2
Impairment of real estate assets	22.4	—	22.4
Total operating costs and expenses	406.0	11.7	417.7
Operating Income	19.5	1.8	21.3
Income related to joint ventures	7.2	—	7.2
Reductions in solar investments, net	(2.6)	—	(2.6)
Interest and other income, net	2.1	—	2.1
Interest expense	(25.6)	(5.1)	(30.7)
Income (Loss) from Continuing Operations Before Income Taxes and Gain on Sale of Improved Properties	0.6	(3.3)	(2.7)
Income tax benefit	218.2	—	218.2
Income (Loss) from Continuing Operations Before Gain on Sale of Improved Properties	218.8	(3.3)	215.5
Gain on the sale of improved properties, net of income taxes	9.3	—	9.3
Income (Loss) from Continuing Operations	228.1	(3.3)	224.8
Income from discontinued operations, net of income taxes	2.4	—	2.4
Net Income (Loss)	230.5	(3.3)	227.2
Income attributable to noncontrolling interest	(2.2)	—	(2.2)
Net Income (Loss) Attributable to A&B Shareholders	$228.3	$(3.3)	$225.0

Basic Earnings Per Share of Common Stock:
Continuing operations available to A&B shareholders	$4.63	$(0.07)	$4.56
Discontinued operations available to A&B shareholders	0.05	—	0.05
Net income available to A&B shareholders	$4.68	$(0.07)	$4.61
Diluted Earnings Per Share of Common Stock:
Continuing operations available to A&B shareholders	$4.30	$(0.07)	$4.23
Discontinued operations available to A&B shareholders	0.04	—	0.04
Net income available to A&B shareholders	$4.34	$(0.07)	$4.27

Weighted-Average Number of Shares Outstanding:
Basic	49.2	—	49.2
Diluted	53.0	—	53.0

Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$227.7	$(3.3)	$224.4
Discontinued operations available to A&B shareholders, net of income taxes	2.4	—	2.4
Net income available to A&B shareholders	$230.1	$(3.3)	$226.8
See accompanying notes to pro forma financial information

ALEXANDER & BALDWIN, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND
STATEMENT OF OPERATIONS
(Unaudited)

(A)    Derived from the Company's consolidated balance sheet and statement of operations as of and for the year ended December 31, 2017, respectively.
(B)    To reflect the acquisition of the TRC Portfolio as if it were acquired on January 1, 2017 for $254.1 million, including assumed debt of $62.0 million. The purchase price was preliminarily allocated to tangible and identifiable intangible assets and liabilities based on their fair values as follows (in millions):

Fair value of assets acquired and liabilities assumed
Assets acquired:
Property, plant and equipment	$218.3
Intangible assets	38.1
Total assets acquired	256.4

Liabilities assumed:
Intangible liabilities	2.3
Total liabilities assumed	2.3

Net assets acquired	$254.1
The pro forma information assumes the purchase was funded with approximately $34.3 million of §1031 proceeds, $68.9 million of cash and cash equivalents, $62.0 million of assumed debt, and $88.9 million from the Company's revolving credit facility. The pro forma adjustments include the pro forma operations of the Properties for 2017, which were based on pro forma purchase price allocation adjustments, such as amortization of above and below market leases and incremental depreciation arising from increases in asset bases as a result of recording assets at their fair value in purchase accounting. The amounts allocated to buildings and improvements are depreciated on a straight line basis over 12 to 40 years. Tenant improvements are depreciated over the shorter of the respective lease terms or remaining life. Amounts allocated to lease intangible assets and liabilities are amortized over the lives of the leases, which have a remaining average life of 7 years and 12 years, respectively. The purchase price allocation to acquired lease assets and liabilities is preliminary and subject to adjustment by the Company.
Adjustments to derive pro forma revenues and expenses include a $0.5 million decrease in revenues for the pro forma net amortization of above- and below-market leases and a $8.5 million increase in depreciation and amortization expenses related to the purchase price allocation.
Interest expense reflects estimated interest costs incurred for the portion of the purchase price financed on a pro forma annual basis, and is based on the assumption of a mortgage note in the amount of $62.0 million, that has a fixed rate of 3.93%) and assumed borrowings of $88.9 million on the Company's revolving senior credit facility (LIBOR plus 1.65%, based on pricing grid). Historic LIBOR rates ranged from 0.68% to 1.44% during the period from January 1, 2017 through December 31, 2017. The interest rate on the Company's revolving credit facility was assumed to be 3.08%, based on the one-month LIBOR rate in effect at December 31, 2017. An increase of 0.125% in the LIBOR rate would increase interest expense by approximately $0.1 million for the year ended December 31, 2017.